UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 02/05/2013

Knoll, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-12907

Delaware (State or other jurisdiction of incorporation)	13-3873847 (IRS Employer Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041

(Address of principal executive offices, including zip code)

(215) 679-7991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.  Results of Operations and Financial Condition

On February 5, 2013, Knoll, Inc. (the “Company”) issued a press release reporting its financial results for the three- and twelve-month periods ending December 31, 2012.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company makes reference to non-GAAP financial measures in the attached press release. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

Item 7.01.  Regulation FD Disclosure

On February 5, 2013 the Company announced a new program of strategic investments and initiatives to achieve its long-term growth and margin objectives.  The Company also posted a presentation on its website at www.knoll.com under the title “Knoll 2013 Investor Update” to provide further details on this program.  The presentation also is attached as Exhibit 99.2 to this Current Report on Form 8-K.  The Company’s Chief Executive Officer, Andrew B. Cogan, and Executive Vice President and Chief Financial Officer, Barry L. McCabe, will use this presentation in meetings with certain stockholders and investors during the First Quarter of 2013.

The Company makes reference to non-GAAP financial measures in the attached presentation.  A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached presentation.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1   Press Release, dated February 5, 2013, concerning financial results.

99.2   Investor Presentation.

The information contained in Item 2.02 and Item 7.01 of this report and the attached press release and investor presentation shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any specific filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: February 5, 2013

	By:	/s/ Michael A. Pollner
Michael A. Pollner
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release, dated February 5, 2013, concerning financial results.

EX-99.2	Investor Presentation